CUSIP NO. 45810F 10 1     13D            Page 39 of 40 Pages





                 SCHEDULE 13D, Amendment No. 7



                                                                   EXHIBIT XVIII

                    Joint Filing Agreement



         In accordance with Rule 13-d(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of an amendment or amendments to a statement on Schedule 13D filed on April 9, 1992, as amended by Amendment No. 1 filed on December 2, 1992, Amendment No. 2 filed on December 24, 1992, Amendment No. 3 filed on January 8, 1993, Amendment No. 4 filed on January 10, 1994, Amendment No. 5 filed on October 13, 1994, Amendment No. 6 filed on February 28, 1996 ( the "Statement") and as may be further amended, with respect to the Common Stock of Integon Corporation, a Delaware corporation. This Agreement shall be included as an Exhibit to such joint filing. This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same instrument.






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CUSIP NO. 45810F 10 1     13D            Page 40 of 40 Pages




In evidence thereof, each of the undersigned, being duly authorized, hereby executed this Agreement this 2nd day of January, 1997

                                  /s/   John C Head III
                                 -------------------------------
                                 John C Head III


                                  /s/  Madie Ivy
                                 -------------------------------
                                 Madie Ivy


                                 JUPITER INDUSTRIES, INC.


                                 By:  /s/  George E. Murphy
                                      --------------------------
                                      Name:  George E. Murphy
                                      Title: President


                                 JUPITER INTEGON LIMITED
                                 PARTNERSHIP

                                 By:  Jupiter Industries, Inc.
                                      General Partner


                                      By:  /s/ George E. Murphy
                                         -----------------------
                                         Name:  George E. Murphy
                                         Title:  President